Exhibit 3.1


                              RESTATED AND AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                        FBR ASSET INVESTMENT CORPORATION
                              (A Stock Corporation)


                                       I.
         The name of the corporation (which is hereinafter called the "Corporation") is FBR Asset Investment Corporation.


                                       II.

         The purpose for which this Corporation is formed is to transact any and all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.


                                      III.

         The total number of shares of stock that the Corporation has authority to issue is 200,000,000 shares of Common Stock, $.01 par value per share, and 50,000,000 shares of Preferred Stock, $.01 par value per share.

         No holder of shares of capital stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

         The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or other provisions as may be fixed by the Board of Directors.


                                       IV.

         The address of the Corporation's initial registered office is Riverfront Plaza, East Tower, 951 East Byrd Street, which is in the City of Richmond. The name and address of the initial Registered Agent is Randolph F. Totten, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, which is in the City of Richmond.



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                                       V.


         A. The Corporation shall have a Board of Directors consisting of not less than one (1) nor more than nine (9) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least 80% of the members of the Board of Directors. A director need not be a shareholder. At each annual meeting of the shareholders, the shareholders shall elect directors to serve a one-year term and until their successors are elected and qualify.

         B. The following persons are the initial directors of the Corporation, to serve until their successors are elected and qualified:

       Name                                 Address
      ----                                  -------

  Emanuel J. Friedman             1001 Nineteenth Street, North
                                  Arlington, Virginia 22209

  Eric F. Billings                1001 Nineteenth Street, North
                                  Arlington, Virginia 22209

  W. Russell Ramsey               1001 Nineteenth Street, North
                                  Arlington, Virginia 22209

  Stephen D. Harlan               1001 Nineteenth Street, North
                                  Arlington, Virginia 22209

  Patrick J. Keeley               1001 Nineteenth Street, North
                                  Arlington, Virginia 22209


         C. 1. Notwithstanding anything herein to the contrary, at all times beginning ninety (90) calendar days following the sale of the Corporation's Common Stock to a Person other than FBR Group, Inc. and/or its Affiliates (collectively, "FBR"), (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), at least 30% of the members of the Board of Directors shall be "Independent Directors." "Independent Director" shall mean any director who within the last two years has not directly or indirectly (i) owned an interest in the Manager or any of its Affiliates, (ii) been employed by the Manager or any of its Affiliates, (iii) been an officer or director of the Manager or any of its Affiliates, or (iv) performed services for the Manager or any of its Affiliates. Any person having a


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discretionary brokerage account with FBR shall not be disqualified from being an
Independent Director solely for that reason.

                  2. For purposes of these Articles of Incorporation, "Person" means and includes any natural person, corporation, partnership, association, trust, limited liability company, or any other legal entity.

                  3. For purposes of these Articles of Incorporation, "Affiliate" of a Person means (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other Person, and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

                  4. For purposes of these Articles of Incorporation, the term "Manager" means the Person responsible for directing the day-to-day business affairs of the Company, including any Person to which the Manager subcontracts substantially all such functions.

                  5. For purposes of these Articles of Incorporation, an "indirect relationship" shall include circumstances in which a director's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with the Manager or any of its Affiliates.

         D. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the provisions of this Article V shall not be amended, altered, changed, or repealed without the affirmative vote of at least 80% of the members of the Board of Directors or the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting separately as a class.


                                       VI.

         A. In this Article:

                  "applicant" means the Person seeking indemnification pursuant to this Article VI;

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                  "expenses" includes counsel fees;

                  "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

                  "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

                  "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         B. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence, or course of conduct, whether prior or subsequent to the effective date of this
Article VI, except for liability resulting from such Person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

         C. The Corporation shall indemnify (i) any Person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner, member or officer of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise, against any liability incurred by him in connection with such proceeding if his conduct in question was in the best interests of the company and he was acting on behalf of the Corporation or performing services for the Corporation unless he engaged in willful misconduct or a knowing violation of the criminal law. A Person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

         D. The provisions of this Article VI shall be applicable to all proceedings commenced after the adoption hereof by the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article VI shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take


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all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this
Article VI and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such indemnified Person in connection with such actions and determinations or proceedings of any kind arising therefrom.

         E. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section B or C of this Article VI.

         F. Any indemnification under Section C of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section C.

         The determination shall be made:

                  1. By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  2. If a quorum cannot be obtained under subsection 1 of this Section F, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  3. By special legal counsel:

                           a. Selected by the Board of Directors or its committee in the manner prescribed in subsection 1 or 2 of this Section F; or

                           b. If a quorum of the Board of Directors cannot be
                  obtained under subsection 1 of this Section F and a committee cannot be designated under subsection 2 of this Section F, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

                  4. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is


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made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection 3 of this Section F to select counsel.

         Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

         G. 1. The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section C of this Article VI if the applicant furnishes the Corporation:

                           a. a written  statement  of his good faith  belief
                  that he has met the standard of conduct described in Section C of this Article VI; and

                           b. a written undertaking, executed personally or on
                  his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; provided, however, that this Section G shall apply only if the action was initiated by a third party who is not a shareholder of the Company or if the action was initiated by a shareholder and such advance is approved by a court of competent jurisdiction.

                  2. The undertaking required by paragraph b of subsection 1 of this Section G shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

                  3. Authorizations of payments under this Section G shall be made by the Persons specified in Section F of this Article VI.

         H. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any Person not specified in Section B or C of this Article VI who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such Person were specified as one to whom indemnification is granted in Section C of this Article
VI. The provisions of Sections D


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through G of this Article VI shall be applicable to any indemnification provided pursuant to this Section H.

         I. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article VI and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article VI.

         J. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this
Article VI on the Board of Directors shall not be exclusive of any other rights to which any Person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such Person under the provisions of this
Article VI. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws, or arrangements); provided, however, that any provision of such agreements, bylaws, or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article VI or applicable laws of the Commonwealth of Virginia.

         K. Each provision of this Article VI shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.


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                                      VII.

         The Corporation shall seek to elect and maintain status as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). It shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Directors may revoke the Corporation's election to be taxed as a REIT upon the affirmative vote of 80% of the members of the Board of Directors. In the absence of such 80% vote, the Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation's election to be taxed as a REIT without the affirmative vote of two-thirds (2/3) of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the shareholders.


                                      VIII.

         A. In this Article:

                  "Beneficial Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

                  "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section I.1 of this Article VIII. No Beneficiary shall be the beneficiary of more than one Trust at any time.

                  "Board of Directors" shall mean the Board of Directors of the Corporation.

                  "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

                  "Disqualified Organization" shall mean (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, and any agency or instrumentality of the foregoing,
(ii) any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) that is exempt both from income



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taxation and from taxation under the unrelated business taxable income provisions of the Code, and (iii) any rural electrical or telephone cooperative.

                  "Equity Stock" shall mean Preferred Stock and Common Stock of the Corporation. The term "Equity Stock" shall include all shares of Preferred Stock and Common Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of Section I of this Article VIII.

                  "ERISA Investor" shall mean (i) an employee benefit or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or the prohibited transaction provisions of the Code, (ii) a person acting on behalf of a plan described in clause (i), or
(iii) a person using the assets of a plan described in clause (i).

                  "FBR" shall mean FBR Group, Inc., and its Affiliates.

                  "FBR Limit" shall mean (a) 20% of the number of outstanding shares of Common Stock and (b) 20% of the number of outstanding shares of any class or series of Preferred Stock.

                  "Initial Offering" means the date on which shares of the Corporation are sold to Persons other than FBR Group, Inc., and/or its Affiliates.

                  "Insignificant Participation Exception" shall mean the exception to the Plan Asset Regulations which provides that an ERISA Investor's assets will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA Investors.

                  "Look-Through Entity" shall mean either (i) a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code or
(ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, as long as each beneficial owner of such entity would satisfy the Ownership Limit if such beneficial owner owned directly its proportionate share of the shares of Equity Stock that are held by the Look-Through Entity.

                  "Look-Through Entity Limit" shall mean (a) 15% of the number of outstanding shares of Common Stock and (b) 15% of the number of outstanding shares of any class or series of Preferred Stock.

                  "Market Price" on any date shall mean the average of the valuations for a share of Common or Preferred Stock, as applicable, provided by two independent appraisers selected by the Board of Directors.


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                  "Non-Transfer Event" shall mean an event other than a
purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

                  "Ownership Limit" shall mean (a) 9.9% of the number of outstanding shares of Common Stock and (b) 9.9% of the number of outstanding shares of any class or series of Preferred Stock.

                  "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section I.5 of this
Article VIII.

                  "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group" as that term is used for purposes of Section 12(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Plan Asset Regulations" shall mean Section 2510.3-101 of the regulations of the Department of Labor.

                  "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section C of this Article VIII, would own record title to shares of Equity Stock.

                  "Restriction Termination Date" shall mean the first day after the date of the Initial Offering on which either (i) the Corporation's election to be taxed as a REIT is revoked pursuant to Article VII hereof or (ii) the restrictions contained in Sections B.1, B.2, B.3, B.4, and B.5 of this Article are removed pursuant to Section H of this Article.

                  "Shares-in-Trust" shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section C of this Article VIII.

                  "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

                  "Trust" shall mean any separate trust created pursuant to Section C of this Article VIII and administered in accordance with the terms of
Section I of this Article VIII,



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for the exclusive benefit of any Beneficiary. A separate trust shall be created for each transfer pursuant to Section C of this Article VIII.

                  "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

         B. Restrictions on Transfer.

                  1. Except as provided in Section G of this Article VIII, from the date of the Initial Offering and prior to the Restriction Termination Date,
(i) no Person may Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit, other than (A) FBR, which may not Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the FBR Limit, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Entity Limit, and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  2. Except as provided in Section G of this Article VIII, from the date of the Initial Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise Beneficially Owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  3. Except as provided in Section G of this Article VIII, from the date of the Initial Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  4. Except as provided in Section G of this Article VIII, from the date of the Initial Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of



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Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  5. Except as provided in Section G of this Article VIII, from the date of the Initial Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being Beneficially Owned by a Disqualified Organization shall be void ab initio as to the Transfer of that number of shares of Equity Stock which otherwise would be Beneficially Owned by the Disqualified Organization, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  6. Except as provided in Section G of this Article VIII, from the date of the Initial Offering and prior to the date that either (i) each class of Equity Stock qualifies as a class of "publicly-offered securities" (within the meaning of section 2510.3-101(b)(2) of the Plan Asset Regulations) or (ii) the Corporation qualifies for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception) any Transfer that, if effective, would result in 25% or more of any class of Equity Stock being Beneficially Owned by one or more ERISA Investors shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause 25% or more of any class of Equity Stock to be Beneficially Owned by one or more ERISA Investors, and the intended transferee shall acquire no rights in such shares of Equity Stock.


         C. Transfer to Trust.

                  1. If, notwithstanding the other provisions contained in Sections A through H of this Article VIII, at any time after the Initial Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, then, (i) except as otherwise provided in Section G or H of this Article VIII, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, (ii) such number of shares of Equity Stock in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, (rounded up to the nearest whole share), shall be designated Shares-in-Trust and, in accordance with the provisions of Section I of this Article VIII, transferred automatically and by operation


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of law to a Trust to be held in accordance with Section I of this Article VIII, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  2. If, notwithstanding the other provisions contained in Sections A through H of this Article VIII, at any time after the Initial Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iv) result in shares of Equity Stock being Beneficially Owned by a Disqualified Organization, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) result in shares of Equity Stock being Beneficially Owned by a Disqualified Organization, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section I of this Article VIII hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that Section I, and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  3. If, notwithstanding the other provisions contained in Sections A through H of this Article VIII, at any time after the Initial Offering and prior to the date that either (i) each class of Equity Stock qualifies as a class of "publicly-offered securities" (within the meaning of Section 2510.3-101(b)(2) of the Plan Asset Regulations) or (ii) the Corporation qualifies for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception), there is a purported Transfer or Non-Transfer event that, if effective, would cause 25% or more of any class of Equity Stock to be Beneficially Owned by one or more ERISA Investors then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would cause 25% or more of any class of Equity Stock to be Beneficially Owned by one or more ERISA Investors, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section I of this Article VIII hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that Section I, and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

         D. Remedies For Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section B of this Article VIII or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section B of this Article VIII, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

         E. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section B of this Article VIII, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section C of this Article VIII, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

         F. Owners Required To Provide Information. From the date of the Initial Offering and prior to the Restriction Termination Date:

                  1. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of all classes of capital stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership

         Limit, the FBR Limit, the Look-Through Entity Limit, and the restrictions set forth in Sections B.2, B.3, B.4, B.5, and B.6 of this Article.

                  2. Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, the FBR Limit, the Look-Through Entity Limit and the restriction set forth in sections B.2, B.3, B.4, B.5, and B.6 of this Article.

         G. Exception. The Ownership Limit, the FBR Limit, and the Look-Through Entity Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter or placement agent that participates in a public or private offering of such shares for a period of 90 days following the purchase by such underwriter or placement agent of such shares provided that the restrictions contained in Sections B.1, B.2, B.3, and B.4 of this Article VIII will not be violated following the distribution by such underwriter or placement agent of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel to the effect that the Corporation will not lose its status as a REIT, may, in its sole discretion, exempt a Person from one or more of the restrictions contained in Sections B.1, B.2, B.3, and B.4 of this Article VIII provided that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will cause the Corporation to lose its REIT status as a result of the exemption and (ii) such Person agrees in writing that any violation or attempted violation of the terms of the exemption will result in a transfer to a Trust of shares of Equity Stock pursuant to Section C of this
Article VIII.

         The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that a tax will not be imposed on the Corporation as a result of the exemption, may exempt a Disqualified Organization from the restriction contained in Section B.5 of this Article VIII if either (i) the Disqualified Organization agrees to reimburse the Corporation for any tax it incurs as a result of having such Disqualified Organization as a shareholder or (ii) each of the following requirements is met: (A) the record holder of the shares of Equity Stock Beneficially Owned by the Disqualified Organization is a nominee of such Disqualified Organization, (B) the nominee is not itself a Disqualified Organization, (C) the nominee agrees not to transfer record ownership of such shares of Equity Stock to a Disqualified Organization, and (D) the Board of Directors obtains such representations and undertakings from such Disqualified Organization and nominee as are reasonably necessary to ascertain the foregoing.

         The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the Corporation will not fail to qualify for the Insignificant Participation Exception or another applicable exception to the Plan Asset Regulations as a result of the exemption, may exempt an ERISA Investor from the restriction contained in Section B.6 of this Article VIII, provided that the Board of Directors obtains such representations and undertakings from such ERISA Investor as are reasonably necessary to ascertain the foregoing.

         H. Removal of Ownership Limit. The restrictions contained in Sections B.1, B.2, B.3, B.4, and B.5 of this Article VIII will not be removed until (i)
(a) such restrictions are no longer required in order to qualify as a REIT and
(b) the Board of Directors determines that it is no longer in the best interests of the Company to retain such restrictions, or (ii)(a) the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT and (b) the Corporation's election to be taxed as a REIT is revoked pursuant to Article VII hereof.

         I. Shares-in-Trust.

                  1. Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section C of this Article VIII shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section C of this Article VIII shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of subsection 5 of this Section I, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

                  2. Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and
(ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section C of this Article VIII, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the

Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  3. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this subsection 3 in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                  4. Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section C of this
Article VIII, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                  5. Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section C of this Article VIII. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subsection 5, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to subsection 6 of this Section I.

                  6. Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with subsection 5 of this Section I or following the acceptance of the offer to purchase such shares in accordance with subsection 7 of this Section I to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with subsection 5 of this Section I. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this subsection 6 shall be distributed to the Beneficiary in accordance with the provisions of subsection 5 of this Section I. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section I, by such Trustee or the Corporation.

                  7. Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer that resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section E of this Article VIII.

         J. Remedies Not Limited. Nothing contained in this Article VIII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, the FBR Limit, and the Look-Through Entity Limit.

         K. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition contained in Section A of this Article VIII, the Board of Directors shall have the power to determine the application of the provisions of this Article VIII with respect to any situation based on the facts known to it.

         L. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

                  "The shares of [Common or Preferred] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and for certain other purposes under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, other than (A) FBR, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 20% of the number of outstanding shares of Common Stock, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 15% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock, other than (A) FBR, which may not Beneficially Own or Constructively Own shares of Preferred Stock in excess of 20% of the number of outstanding shares of any class or series of Preferred Stock, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own shares of Preferred Stock in excess of 15% of the number of outstanding shares of any class or series of Preferred Stock, (iii) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, (v) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, (vi) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by a Disqualified Organization, or (vii) Beneficially Own shares of Equity Stock that would result in 25% or more of any class of the Equity Stock being Beneficially Owned by one or more ERISA Investors. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of [Common or Preferred] Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

         M. Severability. If any provision of this Article VIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                       IX.

         Except as provided in Section D of Article V hereof and Section H of
Article VIII hereof, and notwithstanding Section 13.1-707 of the Virginia Stock Corporation Act, these Articles of Incorporation may be amended by an affirmative vote of a majority of the number of shares of Common Stock entitled to vote on such matter (and, if such amendment would affect the Preferred Stock, a majority of the number of Preferred Stock entitled to vote on such matter) at a regular or special meeting of the stockholders of the Corporation.


Dated: December 16, 1997